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                                                                 EXHIBIT 10.(vi)

                           INDEMNIFICATION AGREEMENT
                           -------------------------


         For good and valuable consideration, the receipt of which is hereby acknowledged, including the willingness and commitment of the indemnitee identified below to enter into and consummate that certain Agreement and Plan of Reorganization dated as of September 20, 1995 between Viragen (Scotland) Limited, Sector Associates Ltd. and Viragen, Inc., George Levin, and any affiliated company contemplated by that Subscription Agreement and Investment Letter dated November 12, 1993 ("Indemnitor"), hereby indemnifies and hold harmless Sector Associates Ltd., Inc., Viragen (Scotland) Limited and Viragen, Inc. (collectively, the "Indemnitees") from and against any and all claims, actions, causes of actions, judgments, liabilities, loss, damages, costs or expenses of whatever kind or nature which may be made, asserted, assessed or entered against any of the Indemnitees resulting from that certain litigation pending in the Circuit Court of the Eleventh Judicial Circuit in Dade County, Florida styled ROY G. WOODS, JR. AS TRUSTEE OF THE ROY G. WOODS, JR. TRUST U/T/A/ 10/1/85 V. SECTOR ASSOCIATES LTD., INC. (Case No. 94-10389).

         The Indemnification provided hereby is not intended to limit in any way, the indemnification previously provided to Sector Associates Ltd., Inc. pursuant to any prior agreement, commitment or arrangement, but is provided in consideration for the consummation of the aforementioned Agreement and Plan of Reorganization by Viragen (Scotland) Limited and Viragen, Inc. The indemnitor represents that he has a new worth of in excess of $2,500,000.

Any further notices required to be provided to Sector Associates, Ltd. relating to the aforementioned litigation shall be provided c/o Viragen, Inc., 2343 West 76th Street, Hialeah, Florida 33016, Attention: President.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement this 20th day of October, 1995.


/s/ George Levin
-----------------------------
GEORGE LEVIN


SECTOR ASSOCIATES, LTD., INC.                VIRAGEN (SCOTLAND) LIMITED


By: /s/ Cecile Coady                         By: /s/ Dennis W. Healey
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Secretary/Treasurer/Director